UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

INGLES MARKETS, INCORPORATED
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On April 10, 2026, Ingles Markets, Incorporated, a North Carolina corporation, made available an updated investor presentation, which replaces slide number six of the presentation made available on April 10, 2026.  A copy of the updated presentation immediately follows this page.

Important Additional Information

This communication relates to the solicitation of proxies by Ingles Markets, Incorporated, a North Carolina corporation (the “Company”) in connection with the Company’s 2026 annual meeting of shareholders (the “Annual Meeting”). This is a contested solicitation. On April 1, 2026, the Company filed with the Securities and Exchange Commission (“SEC”) and began mailing to shareholders of record as of March 12, 2026 a definitive proxy statement and WHITE universal proxy card in connection with the Annual Meeting.

BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT, THE WHITE UNIVERSAL PROXY CARD, AND ANY OTHER PROXY MATERIALS FILED BY THE COMPANY WITH THE SEC, AS THEY CONTAIN IMPORTANT INFORMATION.

Shareholders may obtain the Company’s definitive proxy statement, the WHITE universal proxy card, any amendments or supplements thereto, and other relevant documents filed with the SEC free of charge at the SEC’s website at www.sec.gov. Copies are also available free of charge on the Company’s investor relations website under the “Corporate” tab at www.ingles-markets.com or by contacting Barbara Arnold.

The Company, its directors, and certain of its executive officers and employees may be deemed to be “participants” in the solicitation of proxies from shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the identity of these participants and their direct or indirect interests in the solicitation is set forth in the Company’s definitive proxy statement filed with the SEC on April 1, 2026, and may be supplemented in other materials filed with the SEC in connection with the Annual Meeting.

 The Sacklers’ Summer Road and Rory Held Are Not Telling Ingles Shareholders the Truth About Their Involvement with Peak Resorts and the Damage They Caused   Material Information Is Being Hidden from Ingles Shareholders

What Sacklers' Summer Road Fails to Disclose to Ingles Shareholders

Summer Road Works Very Hard to Hide that it is Controlled by Sacklers

Through hundreds of entities and opaque SEC disclosures, members of the Sackler family hid their association with Summer Road when they invested in Peak Resorts — just as they have done at Ingles

Recall, Summer Road and Rory Held never acknowledged they were associated with the Sacklers until Ingles publicly stated it

If the Sacklers are truly looking to serve the interests of all shareholders, why are they hiding their identity?

Why are their investments cloaked under obscurely named entities? What is behind the web they are weaving?

Why aren't the Sacklers transparent with Ingles, its shareholders and communities?

- In Aug 2015, "Cap 1," an Oklahoma entity managed by Sacklers' Summer Road, disclosed a 6.1% investment in Peak Resorts
  - There was no disclosure of the Sackler connection in any related disclosures or SEC filings
  - Cap 1 is controlled by a family trust whose beneficiaries were all named as defendants in the Purdue Pharma lawsuits relating to OxyContin[1]
- In Aug 2016, Peak Resorts announced an agreement for a preferred equity investment by Cap 1
  - Even one year later and after a follow-on investment, there was still **no disclosure** of Cap 1's true identity as a Sackler controlled entity
  - Instead, Cap 1 was obliquely described as a "family client of Summer Road." Recall — members of the Sackler family *control* Cap 1 **and** Summer Road. Summer Road's **sole existence** is due to the **Sacklers** and the wealth the family has obtained through Purdue Pharma
- In 2018 — three years after the Sacklers' Summer Road's initial investment – a reporter for the St. Louis Business Journal unveiled that Summer Road was really "the family office of the Richard Sackler family that developed oxycontin and owns Purdue Pharma"[2]
- The bright light provided by the St. Louis Business Journal was the start of public scrutiny and criticism of the Sacklers' involvement with Peak Resorts — ultimately culminating in boycotts of Peak Resorts vtdigger

Sackler family has largest stake in Mount Snow's parent company

By Katy Savage
April 18, 2019, 3:02 pm

"The Sackler family wasn't mentioned at the shareholder meeting or in press releases from Peak Resort last fall."[3]

ingles

1. The Washington Post, Purdue Pharma family profits from sale of ski resorts in regions plagued by opioid addiction, 9/29/2019
2. St. Louis Business Journal, How Tim Boyd conceived of Hidden Valley, the endangered ski resort in Wildwood, 1/5/2018
3. VTDigger, Sackler family has largest stake in Mount Snow's parent company, 4/18/19

2

What Sacklers' Summer Road Fails to Disclose to Ingles Shareholders

Reputational, Governance, Financial Risks Are Created By Associating with the Sacklers...

Sacklers' Summer Road claims that "none of our portfolio companies have ever experienced reputational harm to their business due to our involvement"[5]

However, public reporting, elected official commentary, community pushback, and consumer boycotts at Peak Resorts tell a different story

The Sacklers' efforts to obscure their true identity suggests to us that even they recognize the toxicity associated with their record and the destruction caused by their Purdue Pharma's OxyContin

Deerfield Valley News

Peak Resorts' largest investor has ties to opioid manufacturer

"the company's connection to the Sackler family and their fortune built on the opiates that have devastated the community is a concern. 'It is disturbing… "[1]

vtdigger

Sackler family has largest stake in Mount Snow's parent company

"CAP 1's ties with Mount Snow are concerning to some locals"

"Dover Selectboard member Sarah Shippee said some may boycott Mount Snow in the future. 'I'm horrified by what the Sackler family and Purdue Pharma have been accused of,' Shippee said. 'We've certainly seen a tremendous amount of damage done by that just in our own community.'"[3]

The Boston Globe

The Sackler family's involvement in Mt. Snow stirs Controversy

"one notable — some would say notorious — investor's major stake in the resort has some people in Dover and the nearby Deerfield Valley town of Wilmington feeling queasy about their association with the ski resort. Members of the Sackler family — whose pharmaceutical company, Purdue Pharma, makes the opioid OxyContin — have in recent years become the largest shareholders of publicly traded Peak Resorts, Mount Snow's owner."[2]

The Washington Post

Purdue Pharma family profits from sale of ski resorts in regions plagued by opioid addiction

"'It is clear that the Sacklers withdrew a huge amount of money from Purdue Pharma,' said New Hampshire Associate Attorney General James Boffetti, who is the state's lead attorney in lawsuits against Purdue Pharma and individual Sackler family members, including Richard Sackler. 'To the extent that was used for these investments, including in the ski resorts, that is money that they would have only because of this deceptive marketing scheme that they have been running at Purdue.'"

"'That they are trying to . . . make money off that investment in the very state that suffered so severely from their deceit is appalling," said state Sen. Jeanne Dietsch, of Peterborough."[4]

#boycottmountsnow #boycottmountsnow

ingles

1. Deerfield Valley News, Peak Resorts' largest investor has ties to opioid manufacturer, 4/4/2019
2. The Boston Globe, The Sackler family's involvement in Mt. Snow stirs Controversy, 5/6/2019
3 : VTDigger, Sackler family has largest stake in Mount Snow's parent company,4/18/19
4. : The Washington Post, Purdue Pharma family profits from sale of ski resorts in regions plagued by opioid addiction, 9/29/2019
5. Summer Road Investor Presentation 4/6/2026

3

What Sacklers' Summer Road Fails to Disclose to Ingles Shareholders

…Summer Road's Own Principals Have Testified to the Critical Business Relationships Lost and Meaningful Business Risks Associated with the Sacklers



FRANK S. VELLUCCI

Summer Road's General Counsel and Participant in Solicitation Against Ingles

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

In re	Chapter 11
PURDUE PHARMA L.P., et al.,	Case No. 19-23649 (RDD)
Debtors.	(Jointly Administered)

MEMORANDUM OF DECISION ON REMAINING PORTION OF MOTION TO UNSEAL FILED INFORMATION

EVEN SUMMER ROAD'S GENERAL COUNSEL HAS TESTIFIED UNDER OATH ABOUT THE KIND OF HARM WE BELIEVE THE SACKLERS POSE FOR INGLES' BUSINESS

"Mr. Vellucci similarly testified that he was informed that **seven financial institutions terminated their banking or broker-dealer relationships** with the Richard Sackler family and associated business entities… these actions were motivated by concerns **over the risk that such relationships would become public to the detriment of their business**"

"Mr. Vellucci further testified that after publication of a **Richard Sackler family investment** in a ski resort in Spring 2019, there were **calls for boycotts** of the resort."

Boycott any of the Peak "resorts" #1
04-21-2019, 08:23 AM

Not that many here aspire to ski at most of them. Although I enjoy a day at Hunter every few years, when it actually snows in the Catskills.



Sackler family has largest stake in Mount Sn...
https://vtdigger.org/2019/04/18/family-tie...

The Sackler family, which has been sued for fueling the nation's opioid epidemic, now holds about 13% of the common stock in Pea...

04-21-2019, 08:28 AM

Will customers now get a free crippling heroin addiction with each season pass? A nice 10 pack of Oxy to get the zombie ball rolling?

04-21-2019, 12:41 PM

While I usually try to make a ski trip out to Ohio at least twice a year, I'm in on the boycott. It sucks to suck.

04-21-2019, 12:07 PM

I'm up for the boycott. Where's Mt Snow?

If our customers turned away from Ingles in protest, and if we lost even 5% of sales, it would significantly impact Ingles' business — costing us ~$250M of sales and ~$8.8M in profits.

ingles

Source: U.S. Bankruptcy Court, Southern District of New York, Memorandum of Decision, Aug 9, 2021
Source: Teton Gravity Research, Boycott any of the Peak "resorts," Apr 2019

4

 What Sacklers’ Summer Road Fails to Disclose to Ingles Shareholders  The Sacklers Appear to Have Received Preferential Treatment at Peak Resorts While Their Employee Rory Held Served on the Peak Resorts Board  Sacklers’ Summer Road investment in Peak Resorts was marred with transactions that appeared to have shown preferential treatment to the Sacklers — serving the Sacklers’ Summer Road’s interests at the expense of other Peak Resorts shareholders  In Sept 2018, to fund an acquisition, Peak Resorts relied on a loan from, and new preferred equity issuance to, the Sacklers’ Cap 1 – both on preferential terms to the Sacklers’ Cap 1  $50M, two-year secured term loan, which we understand to have been an above market interest rate  $20M preferred stock and warrants to the Sacklers’ Cap 1 giving the Sacklers the right to increase their investment under certain circumstances, possibly leading to eventual voting control  There is no evidence that Peak Resorts sought competitive funding options from other sources  Cold comfort…Peak did caution that moving forward with the agreement contained a number of risks, including that Cap 1 could have the ability to control the outcome of future votes — which Cap 1 in fact later did

What Sacklers' Summer Road Fails to Disclose to Ingles Shareholders

Summer Road's Investment in Peak Resorts Was Made with Money that was Not Honestly Earned

Sacklers' Summer Road pats itself on the back, citing profits from their investment in Peak Resorts as a reason Ingles' shareholders should support them

Sacklers' Summer Road fails to disclose, however, that these gains were seen as dirty money, originally made on the misery of the people and communities that were harmed by the Sacklers' Purdue Pharma

The Deerfield Valley News

Peak Resorts' largest investor has ties to opioid manufacturer

"What the Sackler family did through Purdue Pharma with OxyContin, if the allegations stand, they are, if not primarily responsible, ***very responsible for the opioid epidemic in Vermont and the US. And that's reprehensible. It's sad that their money is invested in Peak Resorts. It's money that was not honestly earned."*** - Deerfield Valley Rep. John Gannon

Bloomberg

How the Sackler Family Shifted Billions From Opioids to Trusts

"In one instance, $200 million passed through three Purdue affiliates before reaching partnerships linked to the heirs… ***The payments shine a light on the Sacklers's finances, which authorities are trying to untangle*** *…The family's diverse investments* ***include ski resorts,*** *oil companies and skin-care products. They're held in trusts, holding entities and investment vehicles in jurisdictions such as Delaware and Wyoming. They have names such as Hercules Trust and the somewhat blander BR Holdings Associates LP, as well as family offices* ***like Summer Road LLC, run by David A. Sackler."***

Chicago Tribune

Editorial: The opioid epidemic is getting worse. Don't reward one of the main culprits

"the Sacklers stripped more than $10 billion from their company, Purdue Pharma, and stashed the **Dirty Money** in trusts overseas."

Sources:
Deerfield Valley News, Peak Resorts' largest investor has ties to opioid manufacturer, 4/4/2019
Bloomberg, How the Sackler Family Shifted Billions From Opioids to Trusts, 12/17/2019
Chicago Tribune, Editorial: The opioid epidemic is getting worse. Don't reward one of the main culprits, 12/12/23 ingles

6

What Sacklers’ Summer Road Fails to Disclose to Ingles Shareholders  Sacklers’ Summer Road is Viewed as a “Take the Money and Run” Investor  Source: The Washington Post, Purdue Pharma family profits from sale of ski resorts in regions plagued by opioid addiction, 9/29/2019  Sacklers’ Summer Road characterizes itself as a “long-term” investor  However, it was in and out of Peak Resorts’ stock in just four years, stuffing their pockets with money extracted from the same communities where Peak Resorts operated and Purdue Pharma trafficked in OxyContin   The timing of the Sacklers’ exit from Peak Resorts, and the forced exit for all Peak Resorts shareholders, was dictated by the Sacklers’ Summer Road  Notably, Sacklers’ Summer Road’s 5.5-year investment horizon is not long term in the grocery industry  “Mitchell Yeaton is battling a wave of opioid addiction from his counseling center in New Hampshire ski country, just a short drive from two winter resorts that are engines of the local economy…Yeaton and some public officials say it is wrong that Richard Sackler, Purdue’s former chairman and president, and others in his immediate family would profit in a state profoundly harmed by opioid addiction. Some have suggested they share the proceeds with local communities.  ‘Look at the devastation that has been caused here,’’ said Yeaton, the chief executive of White Horse Addiction Center, where doses of the overdose antidote Narcan are mounted on the wall for emergency access. ‘Don’t take the money and run.’’’

 What Sacklers’ Summer Road Fails to Disclose to Ingles Shareholders  Rory Held’s Experience is Inflated and His Record at Peak Resorts Shows He’s No Champion of Good Corporate Governance   Rory Held appointed to Peak Resorts Board in November 2016; Peak Resorts announced sale to Vail Resorts July 2019  Peak Resorts Definitive Proxy Statement, 08/28/18  David Sackler  Throughout their proxy materials, Summer Road and Rory Held tout their involvement with Peak Resorts, attempting to position Rory Held as an “experienced” public company board member  However, the facts tell a different story…  Rory Held  Rory Held was appointed to the Peak Resorts Board in November 2016 solely as the Sacklers’ Summer Road representative  His board service in subsequent periods was assured because he served as the Sacklers’ Summer Road designee   Rory Held served on the Peak Resorts Board for 32 months. This has been his only public company board service1   The sale of Peak Resorts, which Summer Road credits Rory Held for overseeing, was pre-ordained — the Sacklers controlled Peak Resorts as a result of their preferred equity investment in the Company  Rory Held Serves at the Sacklers' Direction  “Pursuant to an arrangement between Mr. Held and Summer Road LLC, any compensation that would otherwise be payable to Mr. Held for his services as a director of [Peak Resorts] will be paid directly to Summer Road LLC as his employer.”2

 What Sacklers’ Summer Road Fails to Disclose to Ingles Shareholders  Sacklers’ Summer Road Insisted Upon a Controlling Shareholder Governance Structure at Peak Resorts   Related Party Transactions — excerpt from ISS’s 2017 Voting Recommendation1  Related Party Transactions — excerpt from ISS’s 2018 Voting Recommendation  When Sacklers’ Summer Road first invested in Peak Resorts and through all subsequent years until its sale, including when Rory Held served as a Peak Resorts director, the Peak Resorts Board included:  4/7 directors who were affiliated with the Company or its management (including Rory Held would have been 5/7). The Board overall was not considered independent  Many other Peak Resorts governance and compensation provisions were not considered best practice:  A non-independent director on a key Board Committee — the Nominating Committee   Multiple directors who had pledged shares in the Company as security for loans  Majority of directors with related party transactions   Executive compensation:  Was not submitted for consideration by shareholders at any Annual Meeting  Included tax gross-up provisions for several members of Peak Resorts management  In addition to the Board composition and executive compensation, Peak Resorts’ governance provisions were also criticized by ISS because they included provisions that restricted shareholders’ rights  9  "Cap 1” is an entity managed by Sacklers’ Summer Road

 Sacklers’ Summer Road is Bad for Ingles, Bad for the Communities We Serve, Bad for Shareholders, Bad for Associates and Bad for Customers  Protect Your Investment  The Ingles Board unanimously recommends that shareholders vote “FOR” only the Company’s director candidates — Rebekah Lowe and Dwight Jacobs — on the WHITE proxy card TODAY

 This communication includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, the Company’s expected financial and operational results and the related assumptions underlying our expected results. These forward-looking statements are distinguished by use of words such as “anticipate,” “aim,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and the negative of these terms, and similar references to future periods. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to, among other things: business and economic conditions generally in the Company’s operating area, including inflation or deflation; shortages of labor, distribution capacity, and some product shortages; inflation in food, labor and gasoline prices; the Company’s ability to successfully implement its expansion and operating strategies; pricing pressures and other competitive factors, including online-based procurement of products the Company sells; sudden or significant changes in the availability of gasoline and retail gasoline prices; the maturation of new and expanded stores; general concerns about food safety; the Company’s ability to manage technology and data security; the availability and terms of financing; and increases in costs, including food, utilities, labor and other goods and services significant to the Company’s operations. Detailed information about these factors and additional important factors can be found in the documents that the Company files with the SEC, such as Form 10-K, Form 10-Q and Form 8-K. Forward-looking statements speak only as of the date the statements were made. The Company does not undertake an obligation to update forward-looking information, except to the extent required by applicable law.  Additional Information  This communication relates to the solicitation of proxies by Ingles Markets, Incorporated, a North Carolina corporation (the “Company”) in connection with the Company’s 2026 annual meeting of shareholders (the “Annual Meeting”). This is a contested solicitation. On April 1, 2026, the Company filed with the Securities and Exchange Commission (“SEC”) and began mailing to shareholders of record as of March 12, 2026 a definitive proxy statement and WHITE universal proxy card in connection with the Annual Meeting.  BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT, THE WHITE UNIVERSAL PROXY CARD, AND ANY OTHER PROXY MATERIALS FILED BY THE COMPANY WITH THE SEC, AS THEY CONTAIN IMPORTANT INFORMATION.  Shareholders may obtain the Company’s definitive proxy statement, the WHITE universal proxy card, any amendments or supplements thereto, and other relevant documents filed with the SEC free of charge at the SEC’s website at www.sec.gov. Copies are also available free of charge on the Company’s investor relations website under the “Corporate” tab at www.ingles-markets.com or by contacting Barbara Arnold at barnold@ingles-markets.com.   The Company, its directors, and certain of its executive officers and employees may be deemed to be “participants” in the solicitation of proxies from shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the identity of these participants and their direct or indirect interests in the solicitation is set forth in the Company’s definitive proxy statement filed with the SEC on April 1, 2026, and may be supplemented in other materials filed with the SEC in connection with the Annual Meeting.  Shareholders are urged to vote “FOR” the Company’s director candidates by using ONLY the Company’s WHITE universal proxy card. Using any other proxy card will revoke prior voting instructions.  Forward Looking Statements